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                                     BY-LAWS

                                       OF

                                   PLUMA, INC.

                                    ARTICLE I

                                     Offices

Section 1. Principal Office. The principal office of the Corporation shall be located at 800 West Fieldcrest Drive, Eden, North Carolina 27288.

Section 2.        Registered Office. The registered office of the
                  Corporation, which by law is required to be maintained within the State of North Carolina, shall be located at 800 West Fieldcrest Drive, Eden, North Carolina 27288, or at such other place within the State of North Carolina as may, from time to time, be fixed and determined by the Board of Directors.

Section 3. Other Offices. The corporation may have offices at such places, either within or outside the State of North Carolina, as the Board of Directors may from time to time determine.

                                   ARTICLE II

                             Meeting of Shareholders

Section 1. Annual Meetings. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at any time designated in a written notice to shareholders, on any day of April each year, except Saturday, Sunday of a legal holiday.

Section 2. Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these By-Laws, or on adjournment thereof, a substitute annual meeting may be called in the manner provided for the call of a special meeting in accordance with the provision of Section 3 of this Article II and a substitute annual meeting so called shall be designated as and shall be treated, for all purposes, as the annual meeting.

Section 3. Special Meetings. Special meetings of the shareholders may be called at any time by the Chief Executive Officer, President, Secretary, or any member of the Board of Directors, or by any shareholder pursuant to the written request of the holders of not less one-tenth of all the shares entitled to vote at the meeting.

Section 4. Place of Meeting. All meetings of shareholders shall be held at the principal office of the corporation or Meadowgreen Country Club, Eden, North Carolina, except that a meeting may be held at such other place, within or outside the State of North Carolina, as may be designated in a duly executed waiver of notice or notice of such meeting or as may be otherwise agreed upon in advance by a majority of the shareholders entitled to vote at such a meeting.



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Section 5.        Notice of Meetings. Written or printed notice stating the
                  time and place of a meeting of shareholders shall be delivered, personally or by mail, by or at the direction of the Chief Executive Officer, President, the Secretary or other persons authorized to call such meeting, to each shareholder of record entitled to vote at such meeting not less than fifteen days from the date such notice is delivered to a carrier (overnight or other carrier) for delivery, provided, that such notice must be given not less than twenty days before the date of any meeting at which a merger or consolidation is to be considered. If mailed, such notice shall be directed to each shareholder at the address of such shareholder as set forth in the records of the corporation except that if any shareholder shall have filed with the Secretary a written request that notices intended for such shareholder be mailed to some other address then all notices to such shareholder shall be mailed to the address designated in such request. A statement of the business to be transacted at an annual or substitute annual meeting of shareholders need not be set forth in the notice of such meeting except that if any matter is to be considered or acted upon, other than the election of Directors, on which the vote of shareholders is required under the provisions of the North Carolina Business Corporation Act then a specific statement thereof shall be set forth in such notice. In the case of a special meeting, the notice shall set forth the nature of the business to be transacted. If a meeting shall be adjourned for more than thirty days, notice of such adjourned meeting shall be given as in the case of an original meeting and if the adjournment shall be for less than thirty days no notice thereof need be given except that such adjournment shall be announced at the meeting at which the adjournment is taken. Notice of a meeting need not be given if each shareholder entitled to notice thereof shall, in person, or by attorney thereunto duly authorized, waive notice thereof in writing, either before or after such meeting.

Section 6. Voting Lists. At least en days before each meeting of shareholders the Secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to vote at such meeting, with the address of and number of shares held by each, which list shall be kept on file at the registered office of the corporation for a period of ten days prior to such meeting, and shall be subject to inspection by any shareholder at anytime during the usual business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

Section 7. Quorum. Except as otherwise provided by statute, or by the charter of the corporation, or by these By-Laws, the presence in person or by proxy of holders of record of a majority of the shares entitled to vote at the meeting shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the shareholders entitled to vote present in person or by proxy, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been there present. The shareholders present in person or by proxy at the meeting at which a quorum is present may continue to do

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                  business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. Voting; Proxies. At each meeting of shareholders every holder of record of shares entitled to vote shall be entitled to one vote for every share standing in his name on the books of the corporation, except as otherwise provided by law with respect to cumulative voting on the election of Directors. Persons holding shares in a fiduciary capacity shall be entitled to vote the shares so held. Any shareholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder or his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force or limits its use to a particular meeting, and in any event no proxy shall be valid after ten years from the date of its execution. Each instrument designating a proxy shall be exhibited to the Secretary of the meeting and shall be filed with the records of the corporation. Voting on all matters, except the election of Directors, shall be by voice vote or by a show of hands, except that if, prior to voting on any particular matter demand shall be made by or on behalf of the holders of not less than one-tenth of the shares represented at such meeting that the vote thereon be taken by ballot, then the vote on such matter shall be taken by ballot.

Section 9. Votes Required. The vote of a majority of the shares voted at a meeting of the shareholders duly held at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting except as otherwise provided by law, the Company's charter, or these By-Laws including the next sentence of these By-Laws. Notwithstanding the preceding sentence, a vote of sixty-six and two=thirds percent (66-2/3%) of the Company's shareholders shall be required for the authorization of (a) any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, shares representing in the aggregate at least 50.1% of the voting shares of the corporation issuing cash and/or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (b) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by a party as a single plan) of all or substantially all of the assets of the Company, or (c) any plan or proposal for the liquidation or dissolution of the Company.

Section 10. Information Action by Shareholders. Any action which may be taken by the shareholders at a meeting thereof may be taken without a meeting if consent in writing, setting forth the action taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting and filed with the Secretary of the corporation. Any consent so filed with the Secretary of the corporation shall be filed in the corporate minute book in

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                  like manner as minutes of at meeting. Any such consent shall have the same force and effect as a unanimous vote of shareholders.

                                  ARTICLE III.

                               Board of Directors

Section 1. General Powers. The property, affairs and business of the corporation shall be managed by the Board of Directors.

Section 2. Number, Tenure and Qualifications. The number of Directors constituting the Board of Directors shall be such number, not less than nine (9), nor more than twelve (12), as shall from time to time be determined by a majority vote of the whole number of Directors or Shareholders, provided that until a different number shall have been determined by the Board in accordance therewith, the number of Directors shall be ten (10). The Directors shall be elected at the annual or adjourned annual meeting or a special meeting of the Shareholders (except as herein otherwise provided for the filling of vacancies). The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. One class shall serve for a term expiring at the annual meeting of Stockholders to be held in 1997. Another class shall serve for a term expiring at the annual meeting of Stockholders to be held in 1998. Another class shall serve for a term of expiring at the annual meeting of Stockholders to be held in 1999. Each class will hold office until its successors are elected. At each annual meeting of the Stockholders of the Corporation, the successors of the class of Directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of Stockholders held in the third year following the year of their election. Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

Section 3. Election of Directors. Except as provided in Section 6 of this Article, the Directors shall be elected at the annual meeting or any special meeting of shareholders and the persons who shall receive the highest number of votes for the available Director positions shall be the elected Directors. If prior to voting for the election of Directors, demand therefor shall be made by or on behalf of any shares entitled to vote at such meeting the election of Directors shall be by ballot.

Section 4. Cumulative Voting. Every shareholder entitled to vote at an election of Directors shall have the right to vote the number of shares standing of record in such shareholder's name for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote, or to cumulate such vote by giving one candidate as many votes as shall be equal to the number of such Directors, multiplied by the number of shares of such shareholder, or by distributing such votes on the same principle among any number of such candidates. This right of cumulative voting shall not be exercised unless some shareholder or proxy holder announces in open meeting, before the voting for the Directors starts, such shareholder's intention to so vote cumulatively and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess if requested by any shareholder of not less than one or more than four hours, as he shall determine, or of such other period of time as is unanimously then agreed upon.


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Section 5.        Removal of Directors. The Board of Directors or any
                  individual Director may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of Directors, provided, however, that except in the event the entire Board shall be removed, a particular Director may not be removed if the number of shares voting against the removal would be sufficient to elect a Director if such shares were voted cumulatively at an annual election. If any or all Directors are so removed, new Directors may be elected at the same meeting.

Section 6. Vacancies. A vacancy in the Board of Directors created by an increase in the authorized number of Directors shall be filled only by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose. Any vacancy in the Board of Directors created other than by an increase in the number of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by the sole remaining Director. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors. Any Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 7. Chairman of Board. There may be a Chairman of the Board of Directors elected by the Directors from their number at any meeting of the Board of Directors. The Chairman, if any, shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board. There may be one or more Vice Chairmen of the Board of Directors elected by the Directors from their number at any meeting of the Board of Directors, who shall perform such duties as may be directed by the Board of Directors.

                                   ARTICLE IV.

                              Meetings of Directors

Section 1. Regular Meetings. A regular annual meeting of the Board of Directors may be held immediately after the annual meeting of the shareholders and if not then same shall be held within a reasonable time thereafter.

Section 2.        Special Meetings. Special meetings of the Board of
                  Directors may be called by or at the request of the Chairman of the Board, Chief Executive Officer, President or any Director.

Section 3. Place of Meetings. All meetings of the Board of Directors shall be held at the principal office of the corporation except that such meetings may be held at such other place, within or outside the State of North Carolina as may be designated in a duly executed waiver of notice or notice of such meeting or as may be otherwise agreed upon in advance of the meeting by a majority of the Directors.

Section 4.        Notice of Meetings. Regular Meetings of the Board of
                  Directors may be held without notice. Special meetings shall be called on not less than two days' prior notice. Notice of a special meeting need not state the purpose thereof, and such notice shall be directed

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                  to each Director at his residence or usual place of business by mail, cable, telegram, facsimile, or may be delivered personally. The presence of a Director at a meeting shall constitute a waiver of notice of that meeting except only when such Director attends the meeting solely for the purpose of objecting to the transaction of any business thereat, on the ground that the meeting has not been lawfully called, and does not otherwise participate in such meeting.

Section 5. Quorum and Manner of Acting. A majority of the number of Directors of the Corporation shall constitute a quorum for the transaction of any business at any meeting of the Board of Directors. Notwithstanding the above, such quorum must include no less than one person who is not "affiliated" with the Corporation. For the purpose of this Section, "affiliated" shall mean a person employed by the Corporation, a person having a contractual relationship with the Corporation and/or a person who owns an interest in a legal entity which has a contractual relationship with the Corporation.

                  Except as otherwise expressly provided in these By-Laws, including the next sentence hereof, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Notwithstanding the preceding sentence, a vote of sixty-six and two-thirds percent (66-23%) of the Company's Directors shall be required for the authorization of (a) any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, shares representing in the aggregate at least 50.1% of the voting shares of the corporation issuing cash and/or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (b) any sale, lease, exchange or other transfer ( in one transaction or a series of transactions contemplated or arranged by a party as a single plan) of all or substantially all of the assets of the Company, or (c) any plan or proposal for the liquidation or dissolution of the Company.

Section 6. Informal Action of Directors. Action taken by a majority of the Directors without a meeting shall constitute Board action if written consent to the action in question is signed by all the Directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken. Additionally, action taken by the directors as the result of a telephonic meeting declared as a meeting of the directors and attended by all directors by a telephone hook-up in which all directors can hear and be heard by all other directors, shall constitute valid board action and an authorized meeting of the board of directors.

Section 7. Resignations. Any Director may resign at any time by giving written notice to the Chief Executive Officer, President or the Secretary of the corporation. Such resignation shall take effect at the time specified therein, or if no time is specified therein at the time such resignation is received by the Chief Executive Officer, President or Secretary of the

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                  corporation, unless it shall be necessary to accept such
                  resignation before it becomes effective, in which event the resignation shall taken effect upon its acceptance by the Board of Directors. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

Section 8. Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail tot he Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 9. Compensation. Directors of the corporation whether regularly employed by the corporation or not shall received such stipend, if any, as may be determined by the Board of Directors, plus their expenses, if any, of attending such Directors' meetings. Directors may be paid for official board meetings even if not attended by a director, and the amount of compensation may vary between directors not otherwise employed by the corporation and directors regularly employed by the corporation. No such payments, however, shall preclude any such Director from serving the corporation in any other capacity and receiving compensation therefore.

Section 10 Conflicts of Interest. Any contract, transaction or series of transaction in which a director (hereinafter the "Interested Director") may receive, either directly or indirectly through any entitled with which the director is affiliated as a shareholder, partner, owner, director, officer, employee or agent, compensation or benefits of more than Twenty-Five Thousand Dollars ($25,000.00) within a twelve month period shall be brought before and subject to approval by the Board of Directors, provided, however, that wit respect to particular contracts, transactions or series of transactions in the ordinary course of business between the Corporation and an Interested Director, the Board may exempt such transactions from the requirements of this Section. The Interested Director, and any family member of the Interested Director, shall have no right to vote approval or disapproval of any such contracts or transactions before the Board. A board member who is being considered for any senior management position in the Corporation shall also be considered an Interested Directed and neither he nor any of his family members may vote on that decision. Contrary to Section 8 of this Article, no abstention of any director required by this Section shall be presumed to be assent by that director to the action being voted upon.

                                   ARTICLE V.

                               Executive Committee

Section 1. Creation of Powers. The Board of Directors, by resolution adopted by a majority of the whole number of Directors, may designate an Executive Committee and one or more

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                  other committees each consisting of two (2) or more members of the Board. During the intervals between the meetings of the Board of Directors, the Executive Committee and any other committee so designated by a majority of the whole number of Directors shall possess and may exercise all of the powers of the Board of Directors as may be lawfully conferred upon them by the Board of Directors of the corporation, provided that they shall have no power or authority to perform any acts required by law to be performed only by the Board of Directors, and shall have not power to fix or alter the number of Directors, to fill vacancies in the Board of Directors or Executive Committee or other committee so designated by a majority of the whole number of Directors, to issue shares of stock, to declare dividends or to make, amend or repeal By-Laws. All actions of the Executive committee and any other committee so designated by a majority of the whole number of Directors shall be reported to the Board of Directors at its next meeting succeeding such action and shall be subject to revision and alteration by the Board, provided, however, that no rights of third parties shall be affected by any such revision or alteration. No resolution relating to the powers or authority of the Executive Committee and any other committee so designated by a majority of the whole number of Directors may be altered, amended, rescinded, or repealed in whole or part except upon the affirmation vote of a majority of the whole Board of Directors then holding office.

Section 2. Vacancy. Any vacancy occurring in an Executive Committee or any other committee so designated by a majority of the whole number of Directors shall be filled by a majority of the whole Board of Directors at a regular or special meeting of the Board of Directors.

Section 3. Removal. Any member of an Executive Committee or any other committee so designated by a majority of the whole number of Directors may be removed at any time with or without cause by a majority of the whole Board of Directors.

Section 4. Minutes. The Executive Committee or any other committee so designated by a majority of the whole number of directors shall keep regular minutes of its proceedings and report to the same to the Board of Directors at the next succeeding regular or special meeting of the Board.

Section 5.        Responsibility of Directors. The designation of an
                  Executive Committee or any other committee so designated by a majority of the whole umber of directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by the law.

                  If action taken by an Executive Committee or any other committee so designated by a majority of the whole number of Directors is not thereafter formally reported to the Board, as set forth in Section 4, a Director may dissent from such action by filing his written objection with the Secretary with reasonable promptness after learning of such action.

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Section 6.        Quorum. A majority of the members of the Executive
                  Committee or any other committee so designated by a majority of the whole number of Directors shall constitute a quorum of such committee. Any action shall be taken by a majority vote of those present when a quorum is present.

Section 7. Reversal of Executive Committee by Board. Any action of the Executive Committee or any other committee so designated by a majority of the whole number of Directors may be reversed, amended or nullified by a majority of all Directors then holding office at any regular or special meeting of Directors.

                                   ARTICLE VI.

                                    Officers

Section 1. Number of Officers. The officers of the corporation shall be a Chief Executive Officer, President, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article VI. Any two offices or more may be held by one person, except the offices of Chief Executive Officer and Secretary or execute any document in more than one capacity. The Board of Directors may elect a Chairman of the Board if and when it shall determine the need for such officer.

Section 2. Election, Term of Office and Qualifications. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article VI, shall be chosen by the Board of Directors and shall hold office until the annual meeting of the Board of Directors held next after his election or until his successor shall have been duly chosen and qualified or until his death or until he shall resign or shall have been disqualified or shall have been removed from office.

Section 3. Other Officers and Agents. The Board of Directors from time to time may appoint other officers or agents, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors from time to time may determine. The Board of Directors may delegate to any officer or agent the power to appoint any subordinate officer or agent and to prescribe his respective authority and duties.

Section 4. Removal. All officers and agents of the Corporation may be removed, either with or without cause, by the Board of Directors at a special meeting of the Board of Directors, by a majority vote of the Directors present any meeting, or by an Officer or agent upon whom such power of removal may be conferred by the Board of Directors. The removal of any person from office shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer, President or the Secretary of the

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                  corporation, or if he was appointed by an officer or agent in accordance with Section 3 of this Article VI, by giving written notice to the officer or agent who appointed him. Any such resignation shall taken effect upon its being accepted by the Board of Directors or by the officer or agent appointing the person so resigning.

Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, or disqualification, or any other case, shall be filled form the unexpired portion of the term in the manner prescribed in these By-Laws for regular appointments or elections to such offices.

Section 7A. Chief Executive Officer. The chief Executive Officer shall be the primary executive of the Corporation with ultimate responsibility for the Corporation's operations, notwithstanding the President's responsibility for overseeing the general operations of the business of the Corporation as Chief Operating Officer. In the absence or incapacity of the President, the Chief Executive Officer shall preside at all meetings of the shareholders at which he is present, and in the absence or incapacity of the Chairman of the Board, at all meeting of the Board of Directors at which he may be present. he shall have authority to sign, with any other proper officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. He shall have power to make and execute any contract on behalf of the Corporation that he believes to be necessary and suitable for the profitable operation of the company.

Section 7B. President. The President shall be the Chief Operating Officer (unless operating responsibilities are otherwise designated) of the Corporation, and subject to the instructions of the Board of Directors or the Chief Executive Officer, shall have general charge of the business, affairs, and property of the Corporation and control over its other officers (except the Chief Executive Officer), agents and employees, He shall preside at meetings of the shareholders at which he his present, and in the absence or incapacity of the Chairman of the Board and Chief Executive Officer, he shall preside at all meetings of the Board of Directors at which he may be present. He shall have authority to sign, with any other proper officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except for the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. He shall have the power to make and execute

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                  any contract on behalf of the Corporation that he believes to be necessary and suitable for the profitable operation of the company.

Section 8. Vice President. At the request of the Chief Executive Officer or President, or in the absence or disability of either of them, the Vice President, and if there be more than one
                  Vice President, the Vice President designated by the Board of Directors, or in the absence of such designation, the Vice President designated by the Chief Executive Officer or President, shall perform all the duties of the Chief Executive Officer or President, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer or President. The Vice President shall perform such other duties and have such authority from time to time may be assigned by the Board of Directors.

Section 9. Secretary. The Secretary shall keep the minutes of the meetings of shareholders and of the Board of Directors, and shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law. He shall be custodian of the records, books, reports, statements, certificates and other documents of the corporation and of the seal of the corporation, and see that the seal is affixed to all share certificates prior to their issuance and to all documents required such seal. In general, he shall perform all duties and possess all authority incident to the office of Secretary, and he shall perform such other duties and have such other authority as from time to time may be assigned to him by the Board of Directors.

Section 10. Treasurer. The Treasurer shall have supervision over the funds, securities, receipts and disbursements of the corporation. He shall keep full and accurate amounts of the finances of the corporation in books especially provided for that purpose, and he shall cause a true statement of its assets and liabilities, as of the close of each fiscal year, and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed at the registered or principal office of the corporation within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any shareholder upon his written request for the same. He shall in general perform all duties and have all authority incident to the office of Treasurer ans shall perform such other duties and have such other authority as from time to time may be assigned or granted to him by the Board of Directors. He may be required to give a bond for the faithful performance of his duties in such form and amount as the Board of Directors may determine.

Section 11. Duties of Officers May Be Delegated. In case of the absence of any officer of the corporation of for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any Director for the time being, provided a majority of the entire Board of Directors concurs therein.

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Section 12.       Salaries of Officers.  No officer of the corporation shall be prevented from receiving a salary as such officer, provided no director who is an officer of the corporation shall be allowed to vote as a director on the amount of his compensation whether as a member of the compensation committee or board of directors of the corporation, or from voting thereon by reason of the fact that he is also a Director of the corporation. The salaries of the officers of the corporation, including such officers as may be Directors of the corporation, shall be fixed from time to time by the Board of Directors after considering recommendations from a compensation committee appointed by the board of directors, except that the Board of Directors may delegate to any officer who has been given power to appoint subordinate officers or agents, as provided in Section 3 of this Article VI, the authority to fix the salaries or other compensation of any such officers or agents appointed by him. The compensation committee adopted by the board of directors shall contain at least two member that are no regularly employed by the corporation.

                                   ARTICLE VII

                Contracts, Loans, Deposits, Checks, Drafts, Etc.

Section 1. Contracts. Except as otherwise provided in this By-Laws, the Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. Except in the ordinary course of business, no loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless and except as authorized by the Board of Directors. Those officers authorized by the board of directors may incur debt on behalf of the corporation in its ordinary course of business. Any officer or agent of the corporation thereunto so authorized may effect loans or advances for the corporation and for such loans and advances for the corporation and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the corporation. Any such officer or agent, when thereunto so authorized, may mortgage, pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the corporation any real property and all stocks, bonds, other securities and other personal property at any time held by the corporation, and to that end may endorse, assign and deliver the same, and do every act and thing necessary or proper in connection therewith. Such authority may be general or confined to specific instances.

Section 3. Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may from time to time be given by the Board of Directors.

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Section 4.        Checks, Drafts, Etc.  All notes, drafts, acceptances, checks and endorsements or other evidence of indebtedness prepared in the normal course of business shall be signed by the Chief Executive Officer, President, Vice President, Secretary, Treasurer or Controller, or in such other manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories will be made by the President or Treasurer or by any officer or agent who may be designated by resolution of the Board of Directors in such manner as such resolution may provide.

Section 5. Proxies. Any share in any other corporation which may from time to time be held by the corporation may be represented and voted at any meeting of shareholders of such other corporation by any person or persons thereunto authorized by the Board of Directors or if no one be so authorized, by the Chief Executive Officer, President or a Vice-President or by any proxy appointed in writing by the Chief Executive Officer, Present or a Vice- President.

                                  ARTICLE VIII.

                   Certificates for Shares and Their Transfer

Section 1. Issuance of Shares. The Board of Directors have the power by resolution duly adopted to issue from time to time any part or all of the authorized but unissued shares or dispose of any Treasury Shares of the corporation and to determine the time when, the terms upon which, and the consideration for which the corporation shall issue or dispose of such shares.

Section 2. Certificates of Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. The corporation shall issue and deliver to each Shareholder certificates representing all fully paid shares owned by him. Certificates shall be signed by or impressed with the facsimile signature of either the Chief Executive Officer, President or Vice President and countersigned by the Secretary, and Assistance Secretary, Treasurer or Assistant Treasurer, provided that if facsimile signatures are used, each certificate shall be countersigned by a transfer agent or registered by a restrar other than the corporation or any employee thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and the date of issue, shall be entered on the stock transfer books of the corporation.

Section 3. Transfers of Shares. A book shall be kept containing the names, alphabetically arranged, of all shareholders of the corporation, showing their places of residence, the number of shares held by them respectively, the time when they respectively become the owners thereof and the amount paid thereon. Transfers of the shares of the corporation shall be made on the books of the corporation at the direction of the record holder thereof or his

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                  attorney thereunto duly authorized by a power of attorney duly executed and filed with the Secretary, or with the transfer agent, if any, for such shares, and the surrender of the certificate or certificates for such shares properly endorsed. The corporation shall be entitled to treat the holder of record of any share or shares as the holder and owner thereof and shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of North Carolina. Transfer of shares shall be subject to any and all restrictions placed thereupon by the Board of Directors.

Section 4.        Lost or Destroyed Certificates.   The holder of any share or
                  shares of the corporation shall immediately notify the corporation of any loss, destruction, theft or mutilation of the certificate therefor and the corporation with the approval of the Board of Directors may issue a new certificate of such share or shares in the place of such certificate theretofore issued by it alleged to have been lost, destroyed, stolen or mutilated. The Board of Directors in its discretion may require the owner of the certificate alleged to have been lost, destroyed, stolen or mutilated, or his legal representative to give the corporation and its transfer agent and its registrar, if any, before the issuance of such new certificate, a bond of indemnity in such sum and in such form and with sure surety or sureties as the Board of Directors may direct or the Board, by resolution reciting that the circumstances justifying such action, may authorize the issuance of such new certificate without requiring such bond.

Section 5. Closing Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividends, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted as the case may be shall be the record date for such determination of shareholders.


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                  When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this
                  Section 5, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 6. Treasury Shares. Treasury Shares of the corporation shall consist of such shares as have been issued and thereafter acquired but not canceled by the corporation. Treasury Shares shall not carry voting or dividend rights.

Section 7. Negating Application of The North Carolina Control Share Acquisition Act. The terms and provisions of Article 9 A. Of The North Carolina Business Corporation Act, known as Th North Carolina Control Share Acquisition Act, are hereby negated and shall have no application with respect to this Corporation.

                                   ARTICLE IX.

                               General Provisions

Section 1. Corporate Seal. The corporate shall be in such form as shall be approved from time to time by the Board of Directors.

Section 2. Fiscal Year. The fiscal year of the corporation shall be established by resolution of the Board of Directors.

Section 3. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the charter or By-Las of this corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4. Amendments. Except as otherwise provided herein, these By-Laws may be amended or repealed and new By-Laws may be adopted by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors. The Board of Directors shall not have power to adopt a By-Law: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where percentages are required by law, (2) providing for the management of the corporation other than by the Board of Directors or its Executive Committees. The shareholders may make, alter, amend and repeal the By-Laws of the corporation at any annual meeting or at a special meeting called for such purpose, and By-Laws adopted by the Directors may be altered or repealed by the shareholders provided, however, no such amendment to the last sentence of Article 2, Section 9 of these By-Laws shall be effective unless such amendment is adopted by sixty-six and two/thirds percent (66-2/3%) of the Company's shareholders. No By-Law adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.

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                  shareholders.  No By-Law adopted or amended by the
                  shareholders shall be altered or repealed by the Board of Directors.

Section 5. Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in cash, property or its own shares in the manner and upon the terms and conditions provided by law and by its charter.

                                    ARTICLE X
                    Indemnification of Officers and Directors
                        and Limitation of Their Liability

Section 1. Indemnification. In addition to any right to indemnification provided by statute, any Person who at any time serves or has served as a director, officer, employee or agent of the corporation, or in such capacity at the request of the corporation for any other corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan maintained by the corporation, shall have a right to be indemnified by the corporation to the fullest extend allowed by law (a) against liability and litigation expense, including reasonable attorney's fees, incurred by him in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity and (b) against reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding. Notwithstanding the foregoing, no person shall be indemnified by the corporation hereunder against liability or litigation expense incurred on account of activities which were at the time taken, known or believed by him to be clearly in conflict with the best interests of the corporation.

                  The corporation shall pay the expenses of any of the above described persons, including attorney's fees and expenses, incurred in defending any such action, suit or proceeding in advance of the final disposition of said action, suit or proceeding.

                  The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this By-law, including without limitation to the extend needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the shareholders of the corporation.

                  Any person who at any time after the adoption of this By-law serves or has served in any aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representative of any

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                  such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this By-law.

Section 2. Limitation of Liability. No officer or director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of duty by such officer or director; provided, however, that this
                  Article X shall not eliminate the liability of an officer or director (unless otherwise permitted by applicable law) (i) for acts or omissions not in good faith that the officer or director, at the time of the breach, knew or believed conflicted with the best interests of the corporation; (ii) any liability under North Carolina General Statutes ss.55-8-33, as it may be amended from time to time; (iii) for any transaction from which the officer or director derived any improper personal benefit; and (iv) for acts and omissions occurring prior to the adoption of this Article. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                 ARTICLE XI.
                 Abolition of Certain Shareholder Protection Laws

Section 1. The provisions of The North Carolina Control Share Acquisition Act (North Carolina General Statute (section mark)
                 55-9A-0l et seq.) shall not apply to the Corporation at any time.

         Effective as amended and revised on June 6, 1996.

                                                   /s/ R. Duke Ferrell

                                                  R. Duke Ferrell, President and
                                                  Chief Executive Officer

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